Item 77D

The MFS Emerging Markets Equity Fund, a series of MFS Series Trust X, changed the percentage of net assets that the fund may invest in Brady bonds and lower rated bonds from 15% to 10%, as described in the Post-Effective Amendment No. 41 as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002. Such description is hereby incorporated by reference.

The MFS International Value Fund, a series of MFS Series Trust X, changed the percentage of net assets that the fund may invest in lower rated bonds from 20% to 10%, as described in the Post-Effective Amendment No. 41 as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002. Such description is hereby incorporated by reference.

The MFS International Growth Fund, a series of MFS Series Trust X, changed the percentage of net assets that the fund may invest in and lower rated bonds from 15% to 10%, as described in the Post-Effective Amendment No. 41 as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002. Such description is hereby incorporated by reference.

The MFS Fundamental Growth Fund, a series of MFS Series Trust X, changed the percentage of net assets that the fund may invest in Shorts from 20% to 15%, as described in the Post-Effective Amendment No. 41 as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002. Such description is hereby incorporated by reference.